Exhibit 10.9

JPMORGAN CHASE BANK, N.A.
270 Park Avenue
New York, New York 10017

J.P. MORGAN SECURITIES LLC
383 Madison Avenue
New York, New York 10179

March 14, 2011

Amendment to the Senior Revolving Credit Facility
Commitment Letter

Griffon Corporation
712 Fifth Avenue, 18th Floor
New York, New York 10019

Attention: Douglas J. Wetmore

Ladies and Gentlemen:

                    Reference is hereby made to the Commitment Letter, dated March 4, 2011 (together with the Summary of Term and Conditions attached thereto as Exhibit A (the “Term Sheet”), the “Commitment Letter”), among you (“you” or “Borrower”), J.P. Morgan Securities LLC (“JPMorgan”) and JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”; together with JPMorgan, the “Commitment Parties”).

                    The parties hereto hereby acknowledge that the Borrower intends to issue senior unsecured notes in an amount of up to $550,000,000 and hereby agree that the Term Sheet is hereby amended such that clause (iii) under the heading “Conditions Precedent” is amended by deleting the phrase “up to $500 million” and substituting in lieu thereof the phrase “up to $550 million”.

                    This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

                    This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. You hereby consent to the exclusive jurisdiction and venue of the state or federal courts located in the City of New York. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the City of New York and (b) any right it may have to a trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Amendment.

                    You agree that this letter agreement is subject to the confidentiality provisions of the Commitment Letter.

Exhibit 10.9

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

J.P. MORGAN SECURITIES LLC

		By:	/s/ Edward S. Pyne

Name: Edward S. Pyne
Title: Vice President

JPMORGAN CHASE BANK, N.A.

		By:	/s/ Michelle Cipriani

Name: Michelle Cipriani
Title: Vice President

Accepted and agreed to as of the date first written above by:

GRIFFON CORPORATION

By:	/s/ Seth Kaplan

Name: Seth L. Kaplan
Title: Senior Vice President